Exhibit 4.7

                                    WARRANT

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                              EP MEDSYSTEMS, INC.

           WARRANT FOR THE PURCHASE OF 750,000 SHARES OF COMMON STOCK

Warrant No. EP2001-1                     This Warrant Expires on March 28, 2006

      THIS CERTIFIES that, for value received, Cardiac Capital, LLC, a Georgia limited liability company, with an address at c/o David A. Jenkins, 100 Stierli Court, Suite 107, Mt. Arlington, New Jersey 07856 (including any permitted transferee, the "Holder"), is the registered holder of this Warrant, which represents the right to purchase seven hundred fifty thousand (750,000) fully paid and nonassessable shares of the common stock, no par value, $.001 stated value (the "Common Stock") of EP MedSystems, Inc., a New Jersey corporation (the "Company"), at an initial exercise price equal to Four Dollars and Zero Cents ($4.00) per share (subject to adjustment as provided herein) (the "Exercise Price") upon the terms and conditions set forth herein, at any time or from time to time before 5:00 P.M. on March 28, 2006, New York time (the "Exercise Period").

      This Warrant is issued pursuant to that certain Amended and Restated Common Stock and Warrant Purchase Agreement, dated as of February 16, 2001, by and among the Company and the entities listed on Schedule I thereto (the "Purchase Agreement"). As used herein, the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. The number of shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

      1. Exercise of Warrant.

      (a) This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company, 100 Stierli Court, Suite 107, Mount Arlington, New Jersey 07856, Attention:
President, or at such other place as is designated in writing by the Company. Such executed election must be accompanied by payment in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised. Such payment may be made by certified or bank cashier's check payable to the order of the Company.

      (b) All or any part of this Warrant may be exercised on a "cashless" basis, by stating in the Exercise Notice such intention and the maximum number (the "Maximum Number") of shares of Common Stock the Holder desires to purchase in consideration of cancellation of Warrants in payment for such exercise. The number of shares of Common Stock the Holder shall receive (the "Cashless Exercise Number") upon such exercise pursuant to this Section 1(b) shall equal the difference between the Maximum Number and the quotient that is obtained when the product of the Maximum Number and the then current Exercise Price is divided by the then Current Weighted Market Price per share (as hereinafter defined). The Current Weighted Market Price shall mean the average closing price of the Common Stock of the Company for the prior twenty (20) consecutive trading days preceding the Company's receipt of the Exercise Notice. The following is an example of the determination of the Cashless Exercise Number:

                  X = Y(A-B)
                      ------
                        A

            Where       X =     the Cashless Exercise Number

                        Y =     the Maximum Number

                        A = the Current Weighted Market Price of one share of the Common Stock (at the date of such calculation)

                        B = the current Exercise Price (as adjusted to the date of such calculation).

      2. Issuance of Certificates Upon Exercise. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

      3. Transfer; Restrictions on Transfer; Compliance with the Act; Registration Rights.

            (a) Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in


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

requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder.

            (b) The Holder acknowledges that the Holder has been advised by the Company that neither this Warrant nor the Warrant Shares have been registered under the Act, that this Warrant is being or has been issued and the Warrant Shares may be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Company's reliance thereon is based in part upon the representations made by the original Holder in the Purchase Agreement. The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Warrant or the Warrant Shares issuable upon exercise hereof shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of this Warrant or such Warrant Shares is registered under the Act, it being understood that neither this Warrant nor such Warrant Shares are currently registered for sale and that the Company has no obligation or intention to so register this Warrant or such Warrant Shares except as specifically noted in Section 3(c) below, or (ii) this Warrant or such Warrant Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 promulgated under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Warrant for the sale of this Warrant or such Warrant Shares and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act.

            (c) The Holders of this Warrant and the Warrant Shares are entitled to the rights and benefits of all the terms, provisions and conditions of that certain Registration Rights Agreement dated of even date herewith between the Company and the purchasers listed on Schedule I thereto (the "Registration Rights Agreement"), provided Holders of a majority of the Warrants issued hereunder give written notice of the exercise of the registration rights pursuant to the Registration Rights Agreement.

      4. Nonassessable Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

      5. Adjustment of Exercise Price and Number of Warrant Shares.

            (a) In case the Company shall at any time after the date this Warrant was first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

            (b) In case the Company shall issue or fix a record date for the issuance to all holders of Common Stock of rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the Current Market Price (as hereinafter defined) per share of Common Stock on such record date, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at such Current Market Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable); provided, however, that no such adjustment shall be made which results in an increase in the Exercise Price and every adjustment shall be subject to Section 5(f) hereof. Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to Warrants exercised after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

            (c) In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the shareholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness, cash (other than any cash dividend which, together with any cash dividends paid within the 12 months prior to the record date for such distribution, does not exceed 5% of the Current Market Price at the record date for such distribution) or assets (other than distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or changeable for shares of Common Stock (excluding those with respect to the issuance of which an adjustment of the Exercise Price is provided pursuant to Section 5(b) hereof), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share, and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

            (d) In case the Company shall issue shares of Common Stock or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for Common Stock (excluding shares, rights, options, warrants, or convertible or exchangeable securities issued or issuable (i) in any of the transactions with respect to which an adjustment of the Exercise Price is provided pursuant to Sections 5(a), 5(b), or 5(c) above,
(ii) upon any issuance of securities pursuant to this offering of Warrants or the exercise of securities so issued, (iii) upon exercise of this Warrant or any other warrants issued by the Company and outstanding on the date hereof, (iv) upon any adjustment of the number of shares of Common Stock issuable upon exercise of the Warrants pursuant to the Preamble hereof, (v) upon issuance or exercise of stock options granted to the directors or employees of the Company pursuant to the Company's stock option plans in effect on the date hereof, each as may have been amended from time to time, or (vi) upon the conversion of any outstanding convertible securities or convertible securities to be issued pursuant to agreements in effect on the date hereof) at a price per share (determined, in the case of such rights, options, warrants, or convertible or exchangeable securities, by dividing (x) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration payable to the Company upon exercise, conversion, or exchange thereof, by (y) the maximum number of shares covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the Current Market Price per share of Common Stock, in effect immediately prior to such issuance, then the Exercise Price shall be reduced on the date of such issuance to a price (calculated to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior to such issuance by a fraction,
(1) the numerator of which shall be an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance plus
(B) the quotient obtained by dividing the consideration received by the Company upon such issuance by such Current Market Price, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such issuance; provided, however, that no such adjustment shall be made which results in an increase in the Exercise Price and every adjustment shall be subject to Section 5(f) hereof. For the purposes of such adjustments, the maximum number of shares which the holders of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to initially subscribe for or purchase or convert or exchange such securities into shall be deemed to be issued and outstanding as of the date of such issuance, and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration or premiums stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares covered thereby. No further adjustment of the Exercise Price shall be made as a result of the actual issuance of shares of Common Stock on exercise of such rights, options, or warrants or on conversion or exchange of such convertible or exchangeable securities. On the expiration or the termination of such rights, options, or warrants, or the termination of such right to convert or exchange, the Exercise Price shall be readjusted (but only with respect to this Warrant if exercised after such expiration or termination) to such Exercise Price as would have obtained had the adjustments made upon the issuance of such rights, options, warrants, or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights, options, or warrants or upon the conversion or exchange of any such securities; and on any change of the number of shares of Common Stock deliverable upon the exercise of any such rights, options, or warrants or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion, or exchange, including, without limitation, a change resulting from the antidilution provisions thereof. In case the Company shall issue shares of Common Stock or any such rights, options, warrants, or convertible or exchangeable securities for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then the "price per share" and the "consideration received by the Company" for purposes of the first sentence of this Section 5(d) shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

            (e) For the purpose of any computation under this Section 5, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 20 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported closing sales price or the last reported closing bid price, as the case may be, on the principal national securities exchange (including, for purposes hereof, the Nasdaq National Market) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or a similar organization if Nasdaq is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by Nasdaq or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

            (f) No adjustment in the Exercise Price shall be required if such adjustment is less than $.05 (which amount will be proportionately adjusted in the event of stock splits or the like); provided, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

            (g) In any case in which this Section 5 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

            (h) Whenever there shall be an adjustment as provided in this
Section 5, the Company shall promptly cause written notice thereof to be sent by certified or registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

            (i) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the market price of such share of Common Stock on the date of exercise of this Warrant, as determined in good faith by the Company's Board of Directors.

      6. Reclassification; Reorganization or Merger.

            (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance, and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 6 above.

            (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from a specified par value to no par, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 6.

            (c) Notwithstanding anything to the contrary herein contained, in the event of a transaction contemplated by Section 6(a) in which the surviving, continuing, successor, purchasing or leasing corporation demands that all outstanding convertible notes and warrants be extinguished prior to the closing date of the contemplated transaction, the Company shall give prior notice (the "Merger

Notice") thereof to the Holder advising the Holder of such transaction. The Holder shall have ten (10) days after the date of the Merger Notice to elect to
(i) exercise this Warrant in the manner provided herein or (ii) receive from the surviving, continuing, successor, or purchasing corporation the same consideration receivable by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, or purchase reduced by such amount of the consideration as has a market value equal to the Exercise Price, as determined by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error. If the Holder fails to timely notify the Company of its election, the Holder shall be deemed for all purposes to have elected the option set forth in (ii) above. Any amounts receivable by a Holder who has elected the option set forth in (ii) above shall be payable at the same time as amounts payable to shareholders in connection with any such transaction.

            (d) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

      7. Certain Notices to the Holder. In case at any time the Company shall propose to: (i) pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; (ii) issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; (iii) effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 6; or (iv) effect any liquidation, dissolution, or winding-up of the Company; then, and in any one or more of such cases, the Company shall give written notice thereof, by certified or registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least fifteen (15) days prior to (x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (y) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (z) the date of such action which would require an adjustment to the Exercise Price.

      8. Issue Tax. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      9. Restrictive Legend. The Warrant Shares issued upon exercise of this Warrant shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

      10. Lost Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant (and upon surrender of this Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses and indemnity reasonably satisfactory to the Company, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

      11. No Shareholder Rights. The Holder of this Warrant shall not have solely on account of such status, any rights of a shareholder of the Company, either at law or in equity, or to any notice of meetings of shareholders or of any other proceedings of the Company, except as provided in this Warrant.

      12. Governing Law. This Warrant has been negotiated and consummated in the State of New Jersey and shall be construed in accordance with the laws of the State of New Jersey applicable to contracts made and performed within such State, without regard to principles governing conflicts of law.

      13. Jurisdiction. Each of the Company and the Holder of this Warrant, irrevocably consents to the jurisdiction of the courts of the State of New Jersey and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 14 hereof.

      14. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given:

      if to the Company:       EP MedSystems, Inc.
                               100 Stierli Court
                               Suite 107
                               Mount Arlington, New Jersey 07856
                               Attention: President
                               Facsimile: (973) 398-8636

      With required copy to:   Sills Cummis Radin Tischman Epstein & Gross, P.A.
                               One Riverfront Plaza
                               Newark, New Jersey 07102
                               Attention: Steven E. Gross
                               Facsimile: (973) 643-6500

      if to the Holder:        Cardiac Capital, LLC
                               c/o David A. Jenkins
                               100 Stierli Court
                               Suite 107
                               Mount Arlington, New Jersey 07856
                               Facsimile: (973) 398-8636

      With required copy to:   Arnall Golden & Gregory, LLP
                               2800 One Atlantic Center
                               1201 West Peachtree Street
                               Atlanta, Georgia 30309
                               Attention: Eva P. Cederholm
                               Facsimile: (404) 873-8501

or in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 14. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 14 shall be deemed given at the time of receipt thereof.

                            [signature page follows]

      IN WITNESS WHEREOF, this Warrant has been duly executed as of March 28, 2001.


                               EP MEDSYSTEMS, INC.



                               By: s/ Joseph M. Turner
                               Name: Joseph M. Turner
                               Title: Chief Financial Officer


                               CARDIAC CAPITAL, LLC

                               By: Rollins Investment Fund, Manager



                               By: s/ R. Randall Rollins
                               Name: R. Randall Rollins
                               Title: General Partner

                               FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

FOR VALUE RECEIVED, ___________________ hereby sells, assigns, and transfers unto:

Name: _________________________________________________________________________

Address: ______________________________________________________________________

Social Security or Employer Identification Number: ____________________________

the right to purchase ____________ shares of Common Stock, no par value, $.001 stated value, of EP MedSystems, Inc. (the "Company") represented by the attached Warrant, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _____________________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: ___________________

Signature: _________________________________
Name:_______________________________________

                                     NOTICE

      THE SIGNATURE ON THE FOREGOING ASSIGNMENT MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

                              ELECTION TO EXERCISE

      The undersigned hereby exercises its rights to purchase _______ Warrant Shares covered by the within Warrant, and tenders payment herewith in the aggregate amount of $________, including (i) $________ by certified or bank cashier's check or wire transfer, and/or (ii) cancellation of Warrants to purchase ___ Warrant Shares based upon a Maximum Number (as therein defined) of ________, in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:


_________________________________________________

_________________________________________________

_________________________________________________
    (Print Name, Address and Social Security or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


_________________________________________________

_________________________________________________

_________________________________________________
    (Print Name, Address and Social Security or Tax Identification Number)

                        Name of Holder

                        ______________________________


Dated:_____________                       ______________________________
                                          Signature

                                          ______________________________
                                          Print Name

                                          ______________________________
                                          Title (if entity)

Address:______________________________________________________________


                                          ______________________________
                                          Signature Guarantee